                                                                      EXHIBIT 10

                       TRANSPORTATION SERVICES AGREEMENT
                       ---------------------------------


       This Transportation Services Agreement ("Services Agreement") is made and entered into this 23rd day of May, 1997, by and between MONFORT, INC., a Delaware corporation ("Monfort"), CONAGRA POULTRY COMPANY, a Delaware corporation ("Poultry"), SWIFT-ECKRICH, INC., a Delaware corporation ("S-E") (collectively, the "Shipper"), MONFORT TRANSPORTATION COMPANY, a Colorado corporation ("Monfort Transportation"), and LYNN TRANSPORTATION CO., INC., an Iowa corporation ("Lynn"), and together with Monfort Transportation, the "Companies", and AMERITRUCK DISTRIBUTION CORP., a Delaware corporation (the "Carrier").

RECITALS:
--------

       This Services Agreement is made with reference to the following facts and circumstances:

       (a) On this date, Monfort, Poultry and Carrier are consummating the transactions contemplated by that certain Stock Purchase Agreement, dated April 28, 1997, pursuant to which Carrier agreed to acquire all of the issued and outstanding shares of the Companies.

       (b) For purposes of this Services Agreement, "Shipper" will be solely limited to Monfort's red meat division, Poultry's poultry and turkey divisions and S-E's processed meats division, all as such divisions exist on the date hereof.

       (c) The Companies have heretofore been furnishing certain transportation services to the Shipper using transportation equipment leased
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                                      -2-

from various lessors, a listing of which is set forth on Exhibit "A" attached
                                                         -----------
hereto (the "Equipment").

       (d) Shipper desires to tender future transportation business to the Companies upon the terms and conditions hereinafter set forth.

       (e) Carrier and the Companies desire to continue to use the Equipment and perform all lease obligations involving or related to the Equipment.

       (f) Carrier and the Companies are contract carriers by motor vehicle and possess all necessary licenses and other authorizations to perform transportation in intrastate, interstate or foreign commerce to the extent that such transportation is contemplated by this Services Agreement.

       (g) Carrier and the Companies are fit, willing, and able to provide contract motor transportation, using the Equipment, which is designed to meet the distinct needs of Shipper.


AGREEMENT:
---------

       NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated with and made a part of this Services Agreement, and in further consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

       1.   Term.  The term of this Services Agreement shall be four (4) years
            ----
from the date hereof. In the event Carrier desires to continue to provide transportation services to Shipper for the two (2) year period following the expiration of this Agreement, Carrier shall notify Shipper at least six (6) months prior to the expiration of this Agreement of such desire and the parties will, in good faith, for a period of ninety (90) days thereafter, attempt to negotiate a new two (2) year Transportation Services Agreement with respect to the commodities and lanes covered by this Agreement on terms and conditions mutually acceptable. If the parties agree on such terms and conditions within such period, the parties shall enter into a new Transportation Services Agreement reflecting such terms and conditions. If the parties are unable to reach agreement on such terms and conditions within such ninety (90) day period, Shipper may seek transportation services from other parties to be effective upon termination of this Agreement without any obligation to Carrier or the Companies.

       2.   Equipment.  Carrier and the Companies hereby accept the Equipment
            ---------
from Shipper and agree during the term of this Agreement to use the Equipment to provide the transportation services hereunder for Shipper pursuant to the terms and conditions set forth on Exhibit "B". Carrier and the Companies may also use
                            -----------
the Equipment for other customers. As the various leases applicable to items of Equipment expire or terminate, Carrier shall be responsible to obtain and pay for all replacement transportation equipment necessary for the Companies to perform the transportation services hereunder. In exchange for the use of the Equipment the Carrier shall pay the amounts set forth on Exhibit "B". These
                                                         -----------
amounts shall be paid on a monthly basis in advance.

       3.   Minimum Volume.
            --------------

            (a) During the term of this Services Agreement, Shipper will tender shipments of commodities and products to the Companies and/or Carrier, in the lanes identified in Exhibit "C" (the "Designated Lanes") and the
                               -----------
       Companies and/or Carrier shall transport, in the annual aggregate volume described on Exhibit "C" (the "Annual Minimum Volume"). Any such traffic
                    -----------
       volume tendered to either of the Companies
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                                      -4-

     which is not, for any reason, transported by Carrier or one of its subsidiaries or pursuant to Section 12 shall be offset against the Annual Minimum Volume.

          (b) The Annual Minimum Volume shall be tendered to the Carrier and/or the Companies in quarterly volumes as shown on Exhibit "D". Without
                                                    -----------
     Carrier's or either of the Company's consent, no more than ten percent (10%) of any monthly volume shall be tendered on any one (1) business day, and no more than thirty five percent (35%) of any monthly volume shall be tendered in any consecutive five (5) day period.

          (c) In addition to tendering the Annual Minimum Volume of shipments, Monfort shall continue to direct the corrugated supplier traffic currently directed to Monfort Transportation so long as such traffic exists during the term of this Services Agreement. This traffic will be directed to Monfort Transportation at the prevailing rates then in effect from time to time.

     4.   Replacement Volume.  If Shipper is unable to continue to tender to the
          ------------------
Companies the Annual Minimum Volume in the Designated Lanes due to loss of market or plant closing or sales or plant or production realignment, or any other reason within the reasonable control of Shipper (other than Shipper's desire to tender Annual Minimum Volume shipments to Carrier and/or the Companies in lanes other than the Designated Lanes), or due to an event of force majeure or any other reason outside the control of Shipper, then Shipper shall have the option within thirty (30) days to replace said traffic volumes with truck freight from other Shipper originations ("Replacement Lanes") to the extent that Shipper has available replacement truck volumes and, in all events, subject to other contractual freight commitments Shipper then has in effect (the
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                                      -5-

"Replacement Volume"). The Replacement Volume shall be transported at the average bid received with respect to the Replacement Lane from the lowest bidding five (5) Large Carriers bidding on such lane in the Shipper's core carrier bid program conducted in Shipper's previous fiscal year (excluding ConAgra, Inc. and its affiliates and Carrier and its affiliates). If fewer than five (5) Large Carriers bid on such lane, then the applicable rate shall be the average bid of the Large Carriers which submitted bids, if any, or if no Large Carriers bid on such lane, then the applicable rate shall be the average bid received from the five (5) largest carriers bidding on such lane. The Replacement Volume shall be subject to the service standards and equipment standards set forth in Sections 5 and 17, respectively. Shipper shall use commercially reasonable efforts to cause the Replacement Lanes to be lanes comparable to the Designated Lanes and where truck transportation rates are comparable to the rates charged hereunder. In the event that Shipper does not replace such traffic volumes as required in this Section 4, then Shipper shall, as the sole and exclusive remedy for such failure, pay the amounts referred to in Section 19(c). If the Companies and/or the Carrier elects not to transport any Replacement Volume or are unable to satisfactorily transport any Replacement Volume, then the amount of such Replacement Volume shall be offset against the Annual Minimum Volume. Shipper specifically acknowledges that any volume separately awarded to Carrier or its subsidiaries in connection with Shipper's core carrier bid program conducted in 1996 or 1997 cannot be used by Shipper as Replacement Volume.

     5.   Performance Standards.
          ---------------------

          (a) Overall Performance.  During the term of this Service Agreement,
              -------------------
     the Companies and the Carrier shall maintain an average on-time pickup and delivery service level of ninety-six percent (96%) in all
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                                      -6-

     traffic lanes, in the aggregate, each month (the "Overall Standard"). If the Companies and the Carrier fail during any month to meet the Overall Standard, and such failure is not cured in the following month, then Shipper may, notwithstanding any provision herein to the contrary, reduce, without liability or obligation, by five percent (5%) the volume in those particular lanes for each month in which it failed to meet the Overall Standard and, in the event of such reduction, the Annual Minimum Volume shall be reduced accordingly. Such lost volume shall be restored (and the Annual Minimum Volume shall be readjusted) after it meets the Overall Standard in two (2) consecutive months both in the aggregate and as to the particular lane from which the volume was lost. The foregoing shall constitute the Shipper's sole remedy for the Carrier's failure to meet the Overall Standard, but this limitation shall not preclude the Shipper from asserting claims under Section 16 for losses, damages, expenses and the like resulting from or arising in connection with Carrier's and/or the Companies' failure to meet the Overall Standard.

          (b) Lane Performance.  The Carrier and the Companies shall maintain a
              ----------------
     ninety percent (90%) monthly average on-time pickup and delivery service level in each traffic lane (the "Lane Standard"). If either the Carrier or the Companies fail to meet such Lane Standard in any lane during any one
     (1) month period, and such failure is not cured within thirty (30) days after receipt of written notice from Shipper, then Shipper may terminate this Services Agreement as to that specific traffic lane and the Annual Minimum Volume shall be reduced accordingly. The foregoing shall constitute the Shipper's sole remedy for the Carrier's failure to meet the Lane Standards, but this limitation shall not preclude the Shipper from asserting claims under Section 16 for losses, damages, expenses and the like resulting from or arising in connection with Carrier's and/or the Companies' failure to meet the Lane Standards.

          (c) Measurements.  In determining the Overall Standard and Lane
              ------------
     Standard, any on-time pickup and delivery failures attributable to Acts of God, weather conditions, strikes or other labor disturbances, or other factors beyond the control of the Companies, shall be discounted in measuring the service levels. "On-time pickup and delivery" shall be consistent with past practices as set forth on Exhibit "E" attached hereto.
                                                    -----------

     6.   Service Fee.  The service fee to be paid by Shipper to the Companies
          -----------
during the term hereof (the "Fee") shall be an amount equal to the freight rates described in Sections 6(a) and 6(b) below (the "Freight Rates").

          (a) Freight Rates.  Except as set forth in Section 4, during the first
              -------------
     two (2) years of this Services Agreement, Shipper shall pay the freight rates set forth on Exhibit "C". Such Freight Rates will be adjusted weekly
                        -----------
     based on then current fuel costs (as reported in the Diesel Fuel Price Index published by the United States Department of Energy) as compared to "Base Fuel Costs". During the first two (2) years of this Service Agreement, "Base Fuel Cost" shall be One Dollar and Fifteen Cents ($1.15) per gallon of diesel fuel. For every Five Cents ($.05) movement up or down from the Base Fuel Costs, the applicable Freight Rates under this Agreement shall be adjusted, up or down, by One Cent ($.01) per mile.

          (b) Freight Rate Adjustments.  Beginning one hundred twenty (120) days
              ------------------------
     prior to the second anniversary of this Agreement ("Second
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                                      -8-

     Anniversary") Shipper and Carrier shall renegotiate in good faith the applicable freight rates to be applicable during the third and fourth years of this Agreement. If the parties have not agreed to new freight rates for any lane on or before ninety (90) days prior to the Second Anniversary, the freight rates for such lane or lanes during the third and fourth years of this Agreement shall be the "Competitive Rate". For purposes hereof the "Competitive Rate" shall mean the "Beginning Rate" for such lane multiplied by the "Adjustment Fraction." For purposes hereof, the following definitions shall apply:

          "Beginning Rate" shall mean, for any Designated Lane, the freight rate for such lane set forth on Exhibit "C", and for any Replacement Lane, the
                                -----------
     Replacement Lane Rate.

          "Adjustment Fraction" shall mean a fraction, the numerator of which is the "New Bid Rate" and the denominator of which is the "Old Bid Rate."

          "New Bid Rate" shall mean the average bid received with respect to such lane from the lowest bidding five (5) Large Carriers bidding on such lane (excluding ConAgra, Inc. and its affiliates and Carrier and its affiliates) in the Shipper's core carrier bid program conducted in 1998.
     If fewer than five (5) Large Carriers bid on such lane, then the applicable rate shall be the average bid of the Large Carriers which submitted bids, if any, or if no Large Carriers bid on such lane, then the New Bid Rate shall be the average bid received from the five (5) largest carriers bidding on such lane.

          "Old Bid Rate" shall mean the average bid received with respect to such lane from the lowest bidding five (5) Large Carriers bidding on such
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                                      -9-

     lane (excluding ConAgra, Inc. and its affiliates and Carrier and its affiliates) in the Shipper's core carrier bid program conducted in 1996, as set forth on Exhibit "F".
                  -----------

     The applicable freight rates for the third and fourth years determined as provided above will be adjusted weekly based on then current fuel costs (as reported in the Diesel Fuel Price Index published by the United States Department of Energy) as compared to "Base Fuel Costs". For purposes of the third and fourth years of this Services Agreement, "Base Fuel Costs" shall be the cost per gallon of diesel fuel reported for the week preceding the week in which final bids are due for the Shipper's core carrier bid program conducted in 1998. For purposes of this Agreement, a "Large Carrier" is one with no fewer than 250 temperature-controlled trailers.

     Notwithstanding the foregoing, Carrier may elect by written notice to Shipper within ten (10) days following receipt of the Competitive Rates, not to accept the Competitive Rate with respect to any lane, in which case such lane shall be deemed eliminated from this Agreement and the Annual Minimum Volume shall be adjusted accordingly.

     7.   Accessorial Charges.  Charges for accessorial services shall be
          -------------------
addressed as identified on Exhibit "G" hereto.
                           -----------

     8.   Abandoned Traffic.  Carrier and/or the Companies shall transport the
          -----------------
Annual Minimum Volume or otherwise cause the freight to be transported in accordance with the terms and conditions of this Services Agreement. Carrier and/or the Companies shall not, during the initial or any renewal term, abandon any Designated Lane, or any Replacement Lane, without first providing Shipper with fifteen (15) days' prior written notice of its intent to abandon traffic and assisting Shipper in obtaining alternate service. The Annual Minimum Volume shall be adjusted with respect to any Lane abandoned by Carrier and/or the Companies.

     9.   Invoice and Payment.   Carrier shall submit to Shipper daily during
          -------------------
the term of this Services Agreement a report detailing all Fees and other charges payable with respect to shipments transported or other services rendered by either the Carrier or its other subsidiaries or pursuant to Section 12 for Shipper for such day and Shipper shall also submit to Carrier at the same time a schedule of freight tendered to Carrier or either Company but which was not transported by Carrier or either Company. Shipper shall pay (in accordance with, and subject to, normal DOT rules) all Fees and other charges within fourteen (14) days of Shipper's receipt of each such report from Carrier.

     10.  Service Needs.  Shipper, Carrier and the Companies agree that the
          -------------
services provided hereunder are designed to meet the distinct transportation needs of Shipper under this Agreement, and Shipper and Carrier agree that the services hereunder are offered and accepted as contract carriage as provided in 49 U.S.C. (S) 14101(b). The motor carriage provided by the Companies and/or Carrier shall be designed to meet the distinct service needs of Shipper, and Carrier shall cause the Companies to dedicate a sufficient number of experienced drivers and tractors and trailers, in addition to the Equipment, as needed to transport the Annual Minimum Volume which is not transported by brokered carriers.

     11.  Insurance.  Carrier shall maintain and shall cause each Company to
          ---------
maintain the following insurance in full force and effect throughout the term of this Services Agreement and shall provide satisfactory evidence of such insurance to Shipper for:

          (a) Cargo liability with limits of not less than Five Hundred Thousand Dollars ($500,000) per occurrence,

          (b) Third party liability (including comprehensive general liability insurance and automobile bodily injury and property damage insurance) with limits of not less than Five Million Dollars ($5,000,000) per occurrence, and

          (c) Statutory worker compensation coverage as required by applicable law.

     12.  Brokered Shipments.  Carrier shall have the right to broker any
          ------------------
shipment tendered by Shipper. Carrier shall be responsible for such brokered carrier's full compliance with this Services Agreement and such brokered carrier's performance standards shall be included in computing the Companies' performance standards under Section 5 above.

     13.  Bid on Motor Carriage.  Shipper shall allow Carrier and the Companies
          ---------------------
to bid on all motor carriage (including dedicated fleet services) required by Shipper in excess of the Annual Minimum Volume involving the same commodities subject to this Services Agreement. Shipper shall have the sole right to accept or reject any such bid based upon price, service, timing or any other standards normally utilized by Shipper to be relevant in making its carrier selection.

     14.  Outsourcing.  If, during the term of this Services Agreement, Shipper
          -----------
decides to outsource any of its logistics functions (other than those functions currently outsourced), Carrier and the Companies shall have the right to bid on such services. Shipper shall have the sole right to accept or reject any such bid based on price, service, timing or any other standards normally utilized by Shipper.

     15.  Indemnification.  Subject to the limitations on remedies set forth in
          ---------------
Sections 5(a) and (b) for failure to meet the Overall Standard and Lane Standard, Carrier and the Companies shall indemnify and hold harmless Shipper and its subsidiaries and affiliates and its respective officers, directors and employees from and against all liabilities, which are a result of or may arise out of the performance, or failure to perform, this Services Agreement by Carrier, either Company or their respective contractors, subcontractors, vendors, agents or employees, including, without limitation, all losses, damages, expenses and the like which result from or arise in connection with Carrier's or either Company's failure to pick-up or deliver shipments as scheduled, as well as any spoilage of any products transported by Carrier or either Company. Subject to the limitations on remedies set forth in Section 19(c) for failure to tender the Annual Minimum Volume, Shipper shall indemnify and hold harmless Carrier and the Companies and their subsidiaries, affiliates and their respective officers, directors and employees from and against all liabilities, which are a result of or may arise out of the performance, or failure to perform, this Services Agreement by Shipper or its contractors, subcontractors, vendors, agents or employees.

     16.  Carrier Liability.  Carrier and the Companies shall have full common
          -----------------
carrier liability for loss, damage and delay of cargo, including, but not limited to, liability to Shipper for full actual loss, damage, or injury to property occurring while in the possession or under the control of Carrier or either Company or resulting from the Carrier's or either Company's performance of, or failure to perform, the services provided for in this Services Agreement, unless such loss, damage, or injury is caused by Acts of God, weather conditions, the inherent vice of the property being transported, or any act or omissions of

Shipper, its employees or its agents. For purposes of a loss or damage claim, the value of Shipper's commodity shall be the price at which the commodities were sold prior to shipment; or if commodities are being transported for purposes other than to satisfy a purchase contract, the value will be the currently published, lowest sales price for that commodity at the location at which the shipment was received by Carrier or either Company. Shipper and Carrier shall follow the rules and regulations codified at 49 C.F.R. (S) 1005 in handling claims for loss, damage or delay of cargo.

     17.  Equipment.  In addition to the Equipment, Carrier shall cause each
          ---------
Company to furnish suitable motor carrier equipment at its own expense as needed for transporting Shipper's commodities and products pursuant to this Services Agreement. All such additional equipment furnished by the Companies under this Services Agreement shall be in good and safe condition and repair, shall have passed a current safety inspection and shall otherwise be in full compliance with all applicable laws and regulations and shall be suitable for the transportation in accordance with the Shipper's distinct needs of the commodities and products to be transported hereunder. Carrier warrants that it will utilize trailers to transport food products hereunder which are in full compliance with all the requirements of the Sanitary Food Transportation Act of 1990, Pub. L. 101-500, and all regulations promulgated thereunder and which otherwise are fully suitable for use in the transportation of any Food, Food Additive, Drug, Cosmetic or Devise within the meaning of those terms as used in 21 U.S.C. (S) 321.

     18.  Compliance with Laws.  Carrier and the Companies shall be solely
          --------------------
responsible for maintenance and operation of all transportation equipment, utilization of drivers and performance of transportation service in strict compliance with all applicable state and federal statutes and regulations, including, in particular, but not limited to, the requirements of the Sanitary Food Transportation Act of 1990, Pub. L., 101-500 and regulations thereunder as well as all U.S. Department of Transportation safety rules and regulations.

     19.  Default.
          -------

          (a)  Default.  The occurrence of any one (1) or more of the following
               -------
     events shall constitute a default and breach of this Agreement:

               (i) Any of Monfort, Poultry, S-E or Carrier makes a general assignment for the benefit of creditors, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions a court for the appointment of any receiver or trustee for any substantial part of its property, commences any proceeding under any arrangement or debt readjustment law or statute of any jurisdiction whether now or hereafter in effect;

               (ii) An involuntary case or other proceeding shall be commenced against any of Monfort, Poultry, S-E or Carrier seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) days; or an order for relief shall be entered against any of Monfort, Poultry, S-E or Carrier under the federal bankruptcy laws as now or hereafter in effect;

               (iii) Carrier and its affiliated companies shall be prohibited or otherwise materially restrained from conducting their business operations by virtue of any determination, ruling, decision, decree or order of any court or governmental or regulatory authority of competent jurisdiction and as a result the Carrier is unable to fulfill its obligations under this Agreement (including through the use of brokered carriers) for any period of thirty (30) consecutive days.

          (b) Remedies.  Subject to the provisions of Section 19(c) and (d)
              --------
     below, in the event of any such default or breach of this Agreement by Carrier, on the one hand, and Monfort, Poultry or S-E on the other, the other party or parties may at any time hereafter, with or without notice or demand or without limiting such party in the exercise of any right or remedy which such party or parties may have at law or equity by reason of such breach or default:

               (i) Exercise all rights and remedies available to such party or parties under applicable federal or state law including in the case of Shipper, without limitation, the right, with or without notice to Carrier or the Companies or without legal process, to enter onto any premises where the Equipment is located and repossess the Equipment or any item thereof;

               (ii) Subject to the provisions of Section 19(d) below, in the event of any default of the type set forth in paragraph (a) above, terminate and cancel this Agreement without any fault or liability whatsoever for such termination; or

               (iii) Pursue any other remedy now or hereafter available under applicable laws or judicial decisions.

          (c) If Shipper fails to tender the Annual Minimum Volume in any year, then Shipper shall pay to Carrier, as the sole and exclusive remedy of Carrier and the Companies with respect to such failure, One Hundred Fifty Dollars ($150) per truckload shipment not tendered, based upon the difference between (i) the number of loads that should have been tendered equal to the Annual Minimum Volume for that year, less (ii) the number of loads actually tendered during that year. Solely for purposes of making such payment, the parties shall measure, on a quarterly basis, shipments tendered during the preceding quarter (or quarters). If such tendered shipments are less than the corresponding proportionate amount of the Annual Minimum Amount, Shipper shall make a preliminary payment to Carrier equal to the total number of shipments represented by such shortfall multiplied by $150. If, at the end of any quarter, Shipper has overpaid such amount, Carrier shall immediately refund to Shipper such overpayment. The final settlement and payment for each year shall be made within thirty
     (30) days following each anniversary date of this Agreement. Carrier and the Companies hereby release Shipper and its affiliates from any liability or responsibility for indirect, consequential and/or punitive damages, and hereby waive any claim for indirect, consequential and/or punitive damages either of them may have against Shipper or any of its affiliates, which may result from or arise out of Shipper's failure to tender the Annual Minimum Volume.

          (d) Subject to the provisions of Section 19(c), in the event of any breach of this Agreement, the non-breaching party shall be entitled to seek legal or equitable relief with respect to such breach but, except for the Shipper's right to reduce the volume to be tendered as provided in

     Sections 5(a) and (b) and the mutual right to terminate as provided in
     Section 19(b) in the event of any default of the type set forth in Section 19(a), the non-breaching party shall not be entitled to terminate this Agreement or to suspend or withhold the performance of any of its or their obligations under this Agreement.

     20.  Confidentiality.  Neither Shipper, Carrier nor the Companies shall
          ---------------
disclose, and shall cause its respective employees and agents not to disclose, the terms and conditions of this Services Agreement other than to their respective auditors or attorneys, except as required by Federal or State statute or regulations.

     21.  Miscellaneous.
          -------------

          (a) Non-Assignability.  No party shall assign its rights or, except as
              -----------------
     provided in Section 12, delegate its duties under this Services Agreement without the prior written consent of the other party. However, notwithstanding the foregoing either Company may assign its rights and obligations under this Agreement to another subsidiary of Carrier, but no such assignment shall relieve Carrier of any of its obligations under this Agreement. Any attempted assignment or designation in contravention of this provision shall be void. Subject to the foregoing, this Services Agreement shall be binding on, and inure to the benefit of, the parties and their respective affiliates, successors and assigns.

          (b) Governing Law.  This Services Agreement shall be governed by and
              -------------
     construed and interpreted in accordance with the laws of Nebraska.

          (c) Third Party Beneficiaries.  Except as otherwise expressly provided
              -------------------------
     in this Services Agreement, the provisions of this Services

     Agreement are for the benefit of the Carrier, the Companies and Shipper and not for any other person. This Services Agreement shall not provide any third person with any remedy, claim, reimbursement, claim of action or other right in excess of those existing without reference to this Services Agreement.

          (d) No Partnership.  Nothing contained in this Services Agreement
              --------------
     shall be deemed or construed to create a partnership or a joint venture between the parties hereto or to cause Shipper to be responsible in any way for the debts or obligations of Carrier, either Company or any other party. The parties acknowledge that Carrier and the Companies shall each be an independent contractor in the performance of the services contemplated herein.

          (e) Notices.  All notices or other communications under this Services
              -------
     Agreement shall be in writing and shall be deemed to be duly given when (i) delivered in person, or (ii) sent by facsimile, (iii) sent by private express mail, or (iv) deposited in the United States mail or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Shipper:          ConAgra Refrigerated Foods Companies
                             2000 South Batavia Avenue
                             Geneva, Illinois 60134
                             Attn:  Controller
                             Fax No:      (630) 262-4004

          With a copy to:    ConAgra, Inc.
                             One ConAgra Drive
                             Omaha, Nebraska 68102-5001
                             Attn:  Vice President/Controller
                             Fax No:      (402) 595-4611

          If to Carrier or   J. Michael May
          the Companies:     AmeriTruck Distribution Corp.

                             301 Commerce Street, Suite 1101
                             Fort Worth, Texas 76102
                             Fax No:    (817) 332-2556

     Either party may, by notice to the other party, change the address to which such notices are to be given.

          (f) Severability and Invalidity.  Any provision of this Services
              ---------------------------
     Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining provisions of this Services Agreement or affecting the validity or enforceability of any of the provisions of this Services Agreement in any other jurisdiction. If any provision of this Services Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

          (g) Captions.  The paragraph headings and captions contained in this
              --------
     Services Agreement are for reference purposes only and shall not affect in any way the meaning of interpretation of this Services Agreement.

          (h) Authority.  Each party represents and warrants that the officer
              ---------
     executing this Services Agreement on its behalf is duly authorized to so execute this Services Agreement, and this Services Agreement, when executed and delivered by such party, shall constitute the valid and binding agreement of such party, enforceable in accordance with its terms.

          (i) Amendments.  No provisions of this Services Agreement shall be
              ----------
     deemed waived, amended, supplemented or modified by either party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

          (j) Entire Agreement.  This Services Agreement, including all Exhibits
              ----------------
     attached hereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, writings, communications, negotiations, discussions and understandings between the parties pertaining to the subject matter hereof.

          (k) Counterparts.  This Services Agreement may be executed in one or
              ------------
     more counterparts, each of which is to be deemed an original, and all of which constitute, collectively, one agreement.

          (l) Liability.  The liability of Carrier and the Companies on the one
              ---------
     hand, and Monfort, Poultry and S-E on the other hand, shall be joint and several hereunder.

     IN WITNESS WHEREOF, the parties have caused this Services Agreement to be executed by their duly authorized representatives.

CONAGRA POULTRY COMPANY, AMERITRUCK
a Delaware corporation                 AmeriTruck Distribution Corp.
                                       a Delaware corporation

By: /s/ Robert H. Burns                     By:  /s/ Michael L. Lawrence
    -------------------------------            ---------------------------------
Its: Authorized Representative         Its: Chief Executive Officer
     ------------------------------         ------------------------------------


MONFORT INC., a                        MONFORT TRANSPORTATION
Delaware corporation                   COMPANY, a Colorado
                                       corporation

By: /s/ Robert H. Burns                     By:  /s/ Michael L. Lawrence
    -------------------------------            ---------------------------------
Its: Authorized Representative         Its: President
     ------------------------------         ------------------------------------


SWIFT-ECKRICH, a                       LYNN TRANSPORTATION CO.,
Delaware corporation                   INC., an Iowa corporation

By:  /s/ Robert H. Burns                    By: /s/ Michael L. Lawrence
     ------------------------------            ---------------------------------
Its: Authorized Representative         Its: President
     ------------------------------         ------------------------------------